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                                                                    EXHIBIT 10.5

WHEREVER CONFIDENTIAL INFORMATION IS OMITTED HEREIN (SUCH OMISSIONS ARE DENOTED BY AN ASTERISK), SUCH CONFIDENTIAL INFORMATION HAS BEEN SUBMITTED SEPARATELY
TO THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

                    THIRD AMENDMENT TO DEVELOPMENT AGREEMENT

             SECOND AMENDMENT TO MANUFACTURING AND SUPPLY AGREEMENT
                      FIRST AMENDMENT TO LICENSE AGREEMENTS

            This Third Amendment amends the Development Agreement (the "Development Agreement"), dated December 23, 1993, by and between Janssen Pharmaceutica International, a division of Cilag International AG, having its place of business in CH-6300 Zug, Switzerland ("JANSSEN") and Medisorb Technologies International, a Delaware limited partnership ("Medisorb"), which agreement has in the meantime been duly assigned from Medisorb to Alkermes Controlled Therapeutics Inc. II, a Pennsylvania corporation, 64 Sidney Street, Cambridge, MA 02139-4136, U.S.A. ("ACT II") by a deed of assignment dated March 1, 1996.

            This Second Amendment amends the Manufacturing and Supply Agreement (the "Manufacturing Agreement"), dated August 6, 1997, by and between JANSSEN and Janssen Pharmaceutica Inc., a New Jersey corporation ("Janssen US") on the one hand, and ACT II on the other hand.

            This First Amendment amends both the License Agreement (the "US License"), dated February 13, 1996, by and between Janssen US and Medisorb, which agreement has in the meantime been duly assigned from Medisorb to ACT II and the License Agreement (the "EX-US License"), dated February 21, 1996, by and between JANSSEN and Medisorb, which agreement has in the meantime been duly assigned from Medisorb to ACT II (both licenses together referred to as the "License Agreements").

            WHEREAS, JANSSEN desires to evaluate the possibility of developing a
* formulation of the Product and ACT II is prepared to undertake such feasibility study under the terms set forth hereinafter.

            NOW, THEREFORE, the parties, intending to be legally bound hereby, agree as follows:

            All capitalised terms used herein shall have the meaning set forth in the Development Agreement, Manufacturing Agreement or License Agreements, as applicable, unless clearly indicated otherwise. This agreement will be referred to herein as this "Amendment".

            1. ACT II and JANSSEN will undertake the activities set forth in the protocol for a * Product feasibility attached to this Amendment as
Exhibit I (hereinafter "Protocol"). Such activities will be undertaken in accordance with the time and event schedule specified in the Protocol with a view to allow JANSSEN to evaluate candidate formulations against the target profile specified in the Protocol within a 12 month period following the effective date of this Amendment.

            2. JANSSEN will reimburse ACT II for the activities to be undertaken by it in accordance with the budget provided for in the Protocol. ACT II will invoice JANSSEN and JANSSEN will pay ACT II within * following receipt of the invoice.

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            3. Following the internal analysis by JANSSEN of the various formulations prepared by ACT II, JANSSEN will promptly inform ACT II of its decision whether or not it wants to proceed with the development of a * Product. In the event JANSSEN elects to proceed with the further development, the parties will immediately meet to discuss a full development plan, including a time and event schedule and related budget. Such development plan shall be governed by the terms of the Development Agreement, as amended, unless specifically agreed otherwise.

            4. Section 4.A of the Development Agreement shall be amended to add the following sentence; "The term of this Agreement, as the terms of this Agreement shall relate to performance of the Protocol, as defined in the Fourth Amendment to this Agreement, shall continue until completion of all activities in the Protocol are performed, and if Janssen elects to proceed with a * Product, until completion of the activities in the development plan to be agreed upon according to Section 3 of the Fourth Amendment to this Agreement."

            5. In the event JANSSEN elects to proceed with a * Product development as aforementioned, JANSSEN's rights in connection with the * Product shall be governed by the terms of the License Agreements. In such an event, the parties hereby amend the License Agreements as follows:

                  (a) Section 1(i) of both the US License and the EX-US License (the definition of "Product") shall be amended to add the following sentence at the end of such section: "Any formulation of a Product which is designed to provide release of Risperdone over a * shall be referred to as a "*".

                  (b) Section 3(a) of the US License shall be amended to add the following sentences, to be inserted as the second and third sentences of such section: "Notwithstanding the foregoing, Janssen US shall pay or cause to be paid to Act II a running royalty at the rate of * of the Net Sales of each unit of * sold to customers in the Territory by Janssen US, its Affiliates and Sublicensees, if such unit of * was manufactured by Act II, or (ii) *, if such unit of * was manufactured by Janssen. Such royalties shall be payable quarter-annually in arrears within * days following the end of Janssen US's regular fiscal quarters in any year during the term hereof."

                  (c) Section 3(a) of the EX-US License shall be amended to add the following sentences, to be inserted as the second and third sentences of such section: "Notwithstanding the foregoing, Janssen. shall pay or cause to be paid to Act II a running royalty at the rate of (i) * of the Net Sales of each unit of * sold to customers in the Territory by Janssen, its Affiliates and Sublicensees, if such unit of * was manufactured by Act II, or (ii) *, if such unit of * was manufactured by Janssen. Such royalties shall be payable quarter-annually in arrears within * days following the end of each three (3) month period ending on March 31, June 30, September 30 or December 31 in any year during the term hereof."

            6. (a) Section 1.10 of both the Manufacturing Agreement (the definition of "Product") shall be amended to add the following sentence at the end of such section: "Any formulation of a Product which is designed to provide release of Risperdone over a four-week period shall be referred to as a "*".

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                  (b)   Section 6.1 of the Manufacturing Agreement shall be
amended to add the following sentences as the 4th, 5th and 6th sentences of such section: "For purposes of calculating the Manufacturing Fee due by JANSSEN/Janssen US for Manufacture the *, the volume breaks with the number of vials to determine the percentage (Exhibit D of the Manufacturing Agreement) will be adjusted to reflect the difference of mg per vial, the number of vials and the difference in manufacture cost. The final Fee will be agreed when all the manufacturing parameters are known to both parties." The attached model using * of the * versus the non-* (based on the manufacturing assumptions on the date of signature of this Amendment) shall be used as basis for said discussions.

                  (c) At the time that JANSSEN decides to proceed with the development of the * Product, the parties will then evaluate the total capacity required for both the * and the * formulations of the Product.

            7. In the event that any findings generated as a result of the feasibility program are deemed patentable, the provisions of Article 5 of the License Agreements will apply to any such invention and JANSSEN and Janssen US' rights in relation thereto shall be governed by the provisions of Article 2 of said License Agreements.

            8. ACT II recognises and acknowledges that JANSSEN is under no obligation to proceed with the further development of a * Product and that the decision to do so is at its sole discretion, irrespective of the outcome of the feasibility study,

            9.    This Amendment is deemed to be effective as of April 1, 2000.

            WITNESS, the signature of all parties hereto by their duly authorized officers.

                                            JANSSEN Pharmaceutica International,
                                            a division of Cilag International AG

                                            /s/ Erik Rombouts
                                            ---------------------------------
                                            Name:
                                            Title:

                                            ALKERMES CONTROLLED
                                            THERAPEUTICS NC. II

                                            /s/ Michael Landine
                                            ---------------------------------
                                            Name: Michael Landine
                                            Title: Vice President

                                            JANSSEN PHARMACEUTICA INC.

                                            /s/ Michael Chester
                                            ---------------------------------
                                            Name: Michael Chester
                                            Title: CORPORATE SECRETARY

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                                       *
                                    SUMMARY

                                     [***]

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH "*" AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.